UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2004

AML Communications, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-27252	77-0130894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Avenida Acaso
Camarillo, CA 93012

(Address of principal executive offices)

Registrant’s telephone number, including area code:  805-388-1345

This Form 8-K/A and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, dated as of May 25, 2004 (the “Merger Agreement”), by and among AML Communications, Inc., Delaware corporation (“AML”), AML Holdings, LLC, a California limited liability company (“Merger Subsidiary”), its wholly owned subsidiary and Microwave Power, Inc., a California corporation (“MPI”), MPI agreed to merge into Merger Subsidiary, with the Merger Subsidiary as the surviving entity. The closing of this transaction occurred on June 18, 2004 and the certificate of merger was filed with the California Secretary of State on the same day (the “Closing Date”). The total consideration for the acquisition was $3,028,000 payable by the issuance of 2,117,362 shares of AML restricted common stock at $1.43 per share in exchange for all the issued and outstanding shares of MPI stock. After the closing, AML will continue the operations of MPI as a division of AML.

In connection with this acquisition, AML entered into a two-year employment agreement with Dr. Marina Bujatti, co-founder and former President of MPI, and Dr. Franco Sechi, co-founder and former corporate secretary of MPI. The two-year term will automatically be renewed on the second anniversary of the Closing Date unless either party gives notice otherwise at lease 90 days prior to such anniversary of the Closing Date.

Also in connection with this acquisition, AML and Merger Subsidiary entered into an interim lease and proposed lease terms (“Interim Lease”) with Microwave Holdings, LLC to lease Building 25 located at 3350 Scott Blvd., Santa Clara, CA 95054, which was MPI’s headquarters (the “Building”).  The Interim Lease contemplates that the parties will enter into a definitive two-year lease for the Building. MPI will continue to operate as our division from its facility in Santa Clara, which is owned by MPI’s prior shareholders and leased to us.

MPI is a privately held corporation in operation since January 1986. MPI designs, manufactures, and markets solid state microwave amplifiers operating in the frequency range from to 1 to 40 GHz with output power from 10 mW to 500 W.  Its proprietary technology is designed for broadband and high power. Some applications include telecommunications, radar, simulators, transmitters, and test instrumentation.

This 8-K/A attaches hereto as Exhibits 99.1 and 99.2, and incorporates by reference herein: (i) the historical financial statements of MPI, including MPI’s balance sheet at years ended March 31, 2004 and 2003, and the statements of operations, cash flows, and stockholders’ equity for each of the two years in the period ended March 31, 2004 and 2003, and (ii) the unaudited pro forma consolidated balance sheet of AML as of June 30, 2004 and unaudited pro forma consolidated statements of operations for the three months ended June 30, 2004 and for the year ended March 31, 2004 giving the effect to the merger of MPI by AML using the purchase method of accounting.

Item 9.01    Financial Statement and Exhibits.

(a)   Financial Statements of Business Acquired.

(1)   The historical financial statements of MPI, including MPI’s balance sheet at years ended March 31, 2004 and 2003, and the statements of operations, cash flows, and stockholders’ equity for each of the two years in the period ended March 31, 2004 and 2003.

(b)   Pro Forma Financial Information.

(1)   The unaduited pro forma consolidated balance sheet of AML as of June 30, 2004 and unaudited pro form consolidated statements of operations for the three months ended June 30, 2004 and for the year ended March 31, 2004 giving the effect to the merger of MPI by AML using the purchase method of accounting.

(c)   Exhibits.

The following exhibits are being filed with this report.

Exhibit Number	Description

10.1

Merger Agreement entered into as of May 25, 2004 by and among AML Communications, Inc., a Delaware corporation, AML Holdings, LLC, a California limited liability company and Microwave Power, Inc., a California corporation (1)

10.2	Employment Agreement – Dr. Marina Bujatti (1)

10.3	Employment Agreement – Dr. Franco Sechi (1)

10.4	Interim Lease and Proposed Lease Terms (2)

99.1	Financial Statements of Microwave Power, Inc.

99.2	Unaudited Pro Forma Financial Information.

(1)   Incorporated herein by reference to the Registrant’s 10-KSB filed on June 29, 2004.

(2)   Incorporated herein by reference to the Registrant’s 8-K filed on July 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AML Communications, Inc.

/s/ Jacob Inbar
Jacob Inbar,
President & Chief Executive Officer
Dated: September 1, 2004